UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

(Commission File Number) 000-22496

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RADIUS RECYCLING, INC.

(Exact name of registrant as specified in its charter)

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Oregon	93-0341923
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

299 SW Clay Street, Suite 400, Portland, Oregon	97201
(Address of Principal Executive Offices)	(Zip Code)

(503) 224-9900

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	RDUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2024, Radius Recycling, Inc. (the “Company”) announced the appointment of Marc E. Hathhorn to serve as the Company’s Executive Vice President and Chief Operating Officer, effective November 1, 2024.  Prior to his appointment, Mr. Hathhorn, 54, served in various roles of increasing responsibility with Peabody Energy Corporation (NYSE: BTU) (“Peabody”), since 2011, including most recently as President – Global Operations since June 2024.  Prior to that, Mr. Hathhorn served as Peabody’s President – U.S. Operations from 2021 until June 2024, President – Australian Operations from 2019 until 2021, and Group Executive – Americas Operations from 2016 to 2019.

In connection with his appointment, the Company entered into an offer letter with Mr. Hathhorn, pursuant to which Mr. Hathhorn will receive a base salary of $700,000 per annum, will be eligible to participate in the Company’s Annual Incentive Compensation Plan (“AICP”), with a target AICP bonus equal to 100% of his annual base salary, and will be recommended to participate in the Company’s Long-Term Incentive Plan (“LTIP”). In consideration of the compensation from his previous employer forfeited as a result of resigning his position to join the Company, pursuant to the offer letter, Mr. Hathhorn received an equity award in the form of restricted stock units under the LTIP with a grant date value of $2.25 million that will ratably vest annually over three years; in addition, Mr. Hathhorn is entitled to receive a signing bonus of $550,000, payable March 1, 2025, subject to Mr. Hathhorn’s continued employment with the Company. In the event that Mr. Hathhorn voluntarily terminates his employment before November 1, 2025, he is required to repay the signing bonus to the Company on a pro-rated basis. Mr. Hathhorn is also eligible to participate in the Company’s health, welfare, deferred compensation, and retirement employee benefit plans.

Mr. Hathhorn has entered into the Company’s standard form of indemnification and change in control agreements, in substantially the same forms filed as Exhibits 10.30 and 10.25, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

The selection of Mr. Hathhorn to serve as Executive Vice President and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Hathhorn and any director or executive officer of the Company, and there are no transactions between Mr. Hathhorn and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On November 8, 2024, the Company issued a press release announcing the appointment of Mr. Hathhorn, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

99.1	Press Release of Radius Recycling, Inc. issued on November 8, 2024
104	The cover page of this Current Report on Form 8-K, formatted in InLine XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS RECYCLING, INC.

Date: November 8, 2024	By:	/s/ James Matthew Vaughn
James Matthew Vaughn
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary